UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 8. OTHER EVENTS.

Item 8.01.	Other Events.

In July 2012, FedEx Ground Package System, Inc. (“FedEx Ground”), a wholly owned subsidiary of FedEx Corporation (“FedEx” or the “Company”), was named as a defendant in a lawsuit filed in New Mexico state court related to a vehicle accident involving a driver employed by a service provider engaged by FedEx Ground that resulted in three fatalities, including the driver employed by the service provider. The complaint alleged personal injury and wrongful death. After trial, in January 2015, the jury awarded the plaintiffs compensatory damages of $157 million. Following the trial judge’s recusal, this award was affirmed by the substitute judge in July 2015 and by the New Mexico Court of Appeal in February 2018, respectively. FedEx Ground subsequently sought a discretionary appeal to the New Mexico Supreme Court to address what FedEx Ground believed to be an excessive verdict. The New Mexico Supreme Court granted FedEx Ground’s appeal in June 2018. On May 19, 2022, the New Mexico Supreme Court affirmed the decision of the New Mexico Court of Appeal.

A loss reserve in the amount of $7.5 million, representing FedEx Ground’s self-insured retention and insurance deductible, was previously recorded in FedEx’s consolidated financial statements. We believe the base amount of the $157 million award, in excess of FedEx Ground’s self-insured retention and insurance deductible, will be covered by insurance. An expense of $210 million for the accrued pre- and post-judgment interest has been recorded in the fourth quarter of fiscal 2022. We intend to vigorously pursue all insurance coverages for reimbursement of this expense.

FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, such as statements relating to FedEx’s expectations regarding insurance coverage, may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include those preceded by, followed by, or that include the words “will,” “may,” “could,” “would,” “should,” “believe,” “expected,” “anticipated,” “plans,” “estimates,” “targets,” “projects,” “intends,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, failure to receive or collect expected insurance coverage and other factors which can be found in FedEx’s press releases and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: June 1, 2022	By:	/s/ Mark R. Allen
		Name:	Mark R. Allen
		Title:	Executive Vice President, General Counsel and Secretary